Exhibit 99.1

EXECUTION VERSION

DREAMWORKS ANIMATION SKG, INC.

1000 FLOWER STREET

GLENDALE, CA 91201

August 5, 2013

Anne Globe

c/o Bloom Hergott Diemer Rosenthal LaViolette Feldman Schenkman & Goodman LLP

150 S. Rodeo Dr., Third Floor

Beverly Hills, CA 90212

Attn: Tina Kahn, Esq.

Dear Anne:

This letter agreement (this “Letter Agreement”) acknowledges your resignation from all positions with DreamWorks Animation SKG, Inc., a Delaware corporation, and all its affiliates (collectively, the “Company”), effective as of the date hereof, and sets forth the terms of your departure. Following the date hereof, the Company will have no further obligations to you, including under the Amended and Restated Employment Agreement between you and the Company, dated October 19, 2011 (the “Employment Agreement”), and you will cease active participation in all plans, programs, policies and arrangements of the Company, in each case, other than as expressly set forth in this Letter Agreement. Capitalized terms used but not otherwise defined in this Letter Agreement will have the meanings assigned thereto under the Employment Agreement, unless otherwise expressly noted. References in this Letter Agreement to “Party” or “Parties” are to you and the Company, as the context requires.

1. Payments and Benefits.

(a) You will receive (i) any unpaid Base Salary through the date hereof and (ii) any other amounts or benefits required to be paid or provided as of the date hereof under any plan or agreement (including reimbursement of reasonable and necessary business expenses incurred prior to the date hereof).

(b) Provided that the Effective Date (as defined below) has occurred, you will receive (i) the Continued Benefits through January 1, 2014, which, to the extent applicable, will be provided to you under the Consolidated Omnibus Budget Reconciliation Act of 1986, as amended (“COBRA”), and any premiums with respect thereto will either be paid on your behalf by the Company or you will receive cash payments from the Company equal to the amount of such premiums and (ii) a cash payment equal to the Base Salary you would have been entitled to receive during the period commencing on the date hereof and ending on January 1, 2014, to be paid in a lump sum on the Company’s first normal payroll date following the Effective Date. Applicable Federal, state, and local payroll taxes will be deducted as required by law. Following January 1, 2014, you may elect to continue to receive welfare benefits at your own expense pursuant to COBRA.

(c) In no event will you have any obligation to seek other employment to mitigate the payments to be made to you pursuant to this Letter Agreement, and any amounts earned by you from other employment following the date hereof will not reduce any amounts payable under this Letter Agreement.

2. Long-Term Incentive Awards. Notwithstanding anything to the contrary in the Employment Agreement, you will be entitled to accelerated vesting of your equity-based awards set forth on Exhibit A attached hereto and incorporated herein by reference and all of your other equity-based and cash-based incentive awards are hereby canceled, effective as of the date hereof, without any payment. The equity-based based awards that accelerate vesting pursuant to this Paragraph 2 will be settled within 10 days of the Effective Date through delivery of shares of common stock that will be freely transferable, except as prohibited by applicable law.

3. General Release.

(a) In exchange for the payments and benefits covered in Paragraphs 1 and 2 of this Letter Agreement, except for the Company’s obligations under this Letter Agreement and any claim that may arise out of acts or commissions occurring after the date hereof, you, for yourself and your spouse, dependents, heirs, executors, administrators, representatives and assigns (together, the “Releasors”), release and discharge the Company, its parents, subsidiaries, affiliates, agents, directors, officers, employees, members and representatives, and all persons acting by, through, under or in concert with the Company, its parent or subsidiaries (collectively, the “Company Released Parties”), from any and all causes of action, claims, liabilities, obligations, promises, agreements, controversies, damages, and expenses (collectively, the “Employee Released Claims”), known or unknown, which you ever had, or now have, against the Company Released Parties to the date of this Letter Agreement that arise out of or in connection with your employment with the Company.

(b) The Employee Released Claims include, but are not limited to, claims that the Company Released Parties:

(i) discriminated against you on the basis of your race, color, sex (including claims of sexual harassment), national origin, ancestry, disability, religion, sexual orientation, marital status, parental status, veteran status, source of income, entitlement to benefits, union activities, age or any other claim or right you may have under the Age Discrimination in Employment Act (“ADEA”), or any other status protected by Federal, state or local laws, constitutions, regulations, ordinances or executive orders;

(ii) violated any other Federal, state or local employment statute, such as the Employee Retirement Income Security Act of 1974, as amended (“ERISA”), which, among other things, protects employee benefits; the Fair Labor Standards Act, which regulates wage and hour matters; the Family and Medical Leave Act, which requires employers to provide leaves of absence under certain circumstances; Title VII of the Civil Rights Act of 1964; the Americans With Disabilities Act; the Rehabilitation Act; the Occupational Safety and Health Act of 1970, as amended; or any other law relating to employment;

(iii) violated the Company’s personnel policies, handbooks, any covenant of good faith and fair dealing or the Employment Agreement or any other contract of employment between you and any of the Company Released Parties;

(iv) violated public policy or common law, including claims for personal injury, invasion of privacy, retaliatory discharge, negligent hiring, retention or supervision, defamation, intentional or negligent infliction of emotional distress and/or mental anguish, intentional interference with contract, negligence, detrimental reliance, loss of consortium to you or any member of your family and/or promissory estoppel;

(v) are in any way obligated for any reason to pay your damages, expenses, litigation costs (including attorneys’ fees), bonuses, commissions, disability benefits, compensatory damages, punitive damages, and/or interest; or

(vi) are in any way obligated to pay or provide you any amounts or benefits, including pursuant to the Employment Agreement or any other plans or arrangements of the Company, other than as expressly provided in this Letter Agreement.

(c) For the purpose of giving a full and complete release, you understand and agree that the Employee Released Claims include all claims that you may now have but do not know or suspect to exist in your favor against the Company Released Parties, and that, except as set forth in Paragraph 4 below, this Letter Agreement extinguishes those claims.

(d) In consideration of your entering into this Letter Agreement and for other valuable consideration, the Company releases and discharges you, your spouse, dependents, heirs, administrators, representatives and assigns (collectively, the “Employee Released Parties”), from any and all causes of action, claims, liabilities, obligations, promises, agreements, controversies, damages, and expenses (collectively, the “Company Released Claims”), known or unknown, which the Company ever had, or now has, against the Employee Released Parties to the date of this Letter Agreement that arise out of or in connection with your employment with the Company; provided, however, that the release set forth in this Paragraph 3(d) will not apply to, and the Company Released Claims will not include, (i) your obligations under this Letter Agreement, (ii) any claim relating to a violation of applicable law and (iii) any claim that may arise out of acts or commission occurring after the date hereof.

(e) The Parties waive all rights under California Civil Code Section 1542, which states:

A general release does not extend to claims which the creditor does not know or suspect to exist in his favor at the time of executing the release, which if known by him must have mutually affected his settlement with the debtor.

4. Protected Rights. You are not prohibited from making or asserting (a) any claim or right under state workers’ compensation or unemployment laws, or (b) any claim or right which by law cannot be waived, including your right to file a charge with an administrative agency or to participate in an agency investigation, including but not limited to the right to file a charge or participate in an investigation or proceeding conducted by the Equal Employment Opportunity Commission (“EEOC”). You waive, however, the right to recover money if any Federal, state or local government agency, including but not limited to the EEOC, pursues a claim on your behalf or on behalf of a class to which you may belong that arises out of or relates to your employment or severance from employment. In addition, this Letter Agreement does not constitute a waiver or release of, and the Employee Released Claims will not include, any rights you have (x) pursuant to this Letter Agreement, (y) as a stockholder of the Company or (z) to indemnification pursuant to Paragraph 7 of the Employment Agreement.

5. Covenant Not to Sue.

(a) You affirm that you have not filed, have not caused to be filed, and are not presently party to, any lawsuit or arbitration against any Company Released Party in any forum. You agree not to sue any of the Company Released Parties in connection with any Employee Released Claim or become a party to a lawsuit on the basis of any Employee Released Claim.

You understand that this is an affirmative promise by you not to sue any of the Company Released Parties in connection with any Employee Released Claim, which is in addition to your general release of claims in Paragraph 3(b) of this Letter Agreement. However, nothing in this Letter Agreement affects your right to challenge the validity of this Letter Agreement under ADEA.

(b) The Company affirms that it has not filed, has not caused to be filed, and is not presently party to, any lawsuit or arbitration against any Employee Released Party in any forum. The Company agrees not to sue any of the Employee Released Parties in connection with any Company Released Claim or become a party to a lawsuit on the basis of any of the Company Released Claim. The Company understands that this is an affirmative promise by it not to sue any of the Employee Released Parties in connection with any Company Released Claim, which is in addition to the general release of claims in Paragraph 3(d) of this Letter Agreement.

6. Acknowledgements.

(a) You affirm that you have fully reviewed the terms of this Letter Agreement, affirm that you understand its terms, and state that you are entering into this Letter Agreement knowingly, voluntarily and in full settlement of all claims which existed in the past or which currently exist, that arise out of your employment with the Company.

(b) By executing this Letter Agreement, you acknowledge that (i) you have had at least 21 days to consider the terms of this Letter Agreement and have considered its terms for that period of time or have knowingly and voluntarily waived your right to do so; (ii) you have been advised by the Company to consult with an attorney regarding the terms of this Letter Agreement; (iii) you have consulted with, or have had sufficient opportunity to consult with, an attorney of your own choosing regarding the terms of this Letter Agreement; (iv) any and all questions regarding the terms of this Letter Agreement have been asked and answered to your complete satisfaction; (v) the consideration provided for herein is good and valuable and exceeds any amount you would otherwise be entitled to receive; and (vi) you are entering into this Letter Agreement voluntarily, of your own free will, and without any coercion, undue influence, threat, or intimidation of any kind or type whatsoever.

7. Restrictive Covenants. Notwithstanding anything to the contrary in this Letter Agreement and except as expressly stated in this Paragraph 7, Paragraph 8 of the Employment Agreement will continue to apply to you as specified therein. For the avoidance of doubt, and without limiting the foregoing, the provisions regarding confidential information in Paragraph 8.a of the Employment Agreement will continue to apply to you for an unlimited duration following the date hereof and the restrictions on solicitation in Paragraph 8.d of the Employment Agreement will continue to apply to you until the one-year anniversary of the date hereof; provided, however, that the restrictions in Paragraph 8.d of the Employment Agreement will not apply with respect to the two individuals who are your current assistants.

8. Non-Disparagement. You will not, orally or in writing, publicly or privately, make or express any comment, view or opinion that criticizes or disparages the Company, unless in the context of litigation or arbitration between the Parties. Likewise, the Company will not, orally or in writing, publicly or privately, make or express any comment, view or opinion that criticizes or disparages you, unless in the context of litigation or arbitration between the Parties.

9. Cooperation. Following the date hereof, you hereby agree, upon reasonable notice and without the necessity of the Company to obtain a subpoena or court order, to provide your reasonable cooperation in connection with any suit, action or proceeding (or any appeal from any suit, action or proceeding), and any investigation and/or defense of any claims asserted against the Company that relates to events occurring during your employment with the Company as to which you may have relevant information (including furnishing relevant information and materials to the Company or its designee and/or providing testimony at depositions and at trial), provided that the Company will reimburse you for expenses reasonably incurred in connection with any such cooperation (including, without limitation, any travel, legal or other out-of-pocket expenses incurred at the Company’s direction); provided further that the Company will either pay for any such expenses directly or advance payment to you such that at no time will the Company owe you more than $1,000 for such reasonably incurred expenses (unless owed to you as a result of your failure to submit the applicable expenses to the Company for reimbursement). Furthermore, any such cooperation will be scheduled so as not to unreasonably interfere with your personal or professional obligations.

10. Governing Law. This Letter Agreement shall be deemed to be made in the State of California, and, to the extent not preempted by ERISA or other Federal law, the validity, interpretation, construction and performance of this Letter Agreement in all respects shall be governed by the laws of the State of California without regard to its principles of conflicts of law.

11. Section 409A. It is intended that all the compensation and benefits payable pursuant to this Letter Agreement are exempt from Section 409A of the Internal Revenue Code of 1986, as amended (“Section 409A”), and all provisions of this Letter Agreement will be construed and interpreted in a manner consistent with the requirements for avoiding taxes or penalties under Section 409A.

12. Complete Agreement; Severability. This Letter Agreement is the exclusive and complete agreement between you and the Company relating to the subject matter of this Letter Agreement. No amendment of this Letter Agreement will be binding unless in writing and signed by you and the Company. The Parties acknowledge and agree that if any provision of this Letter Agreement is found, held or deemed by a court of competent jurisdiction to be void, unlawful or unenforceable under any controlling law, the rest of this Letter Agreement will continue in full force and effect. Additionally, a court of competent jurisdiction is authorized to modify any portion of this Letter Agreement that is overbroad to make such portion enforceable.

13. Arbitration. Any controversy or claim arising from, out of or relating to this Letter Agreement, the breach thereof or your departure from the Company is subject to the provisions of Paragraph 24 of the Employment Agreement.

14. Telephone/Email/Mail. The Company agrees to, as promptly as possible and without undue delay, forward to you all personal telephone messages, emails and U.S. mail received by the Company until February 1, 2014. The Company will have one of the two individuals who is your current assistant be responsible for the forwarding of such personal correspondence, provided that at least one of such individuals is employed by the Company.

15. Counterparts. This Letter Agreement may be executed in one or more counterparts, each of which will be deemed to be an original, but all of which together will constitute one and the same instrument and will become effective when one or more counterparts have been signed by each Party and delivered to the other Party. You and the Company hereby acknowledge and agree that signatures delivered by facsimile or electronic means (including by “pdf”) will be deemed effective for all purposes.

You will have the right to consider this Letter Agreement until 21 days following the date hereof (such period, the “Review Period”), although you may choose to sign this Letter Agreement prior to the expiration of the Review Period. You will have the right to revoke this Letter Agreement for a period of 7 days following your execution of it (such period, the “Revocation Period”) by giving written notice of such revocation to: DreamWorks Animation SKG, Inc, 1000 Flower Street, Glendale CA 91201, Attention: General Counsel, by hand or certified mail, return receipt requested, so that such notice is received within the Revocation Period. This Letter Agreement will become effective and irrevocable on the first day after the expiration of the Revocation Period (the “Effective Date”). If you elect not to execute this Letter Agreement within the Review Period or if you revoke this Letter Agreement within the Revocation Period, your resignation will nevertheless be effective on the date hereof and your rights in connection with such resignation will be determined without regard to this Letter Agreement.

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To indicate your agreement to the foregoing, please sign and date the attached copy of this Letter Agreement.

DREAMWORKS ANIMATION SKG, INC.

by
/s/ Robert A. Kelly
	Name:	Robert A. Kelly
	Title:	Assistant Secretary

BY SIGNING BELOW, YOU AFFIRM THAT YOU HAVE READ THIS LETTER AGREEMENT AND ARE SATISFIED WITH THE INFORMATION THAT HAS BEEN PROVIDED TO YOU, AND YOU AGREE TO BE LEGALLY BOUND BY THE TERMS OF THIS LETTER AGREEMENT.

Accepted and Agreed:

/s/ Anne Globe
Anne Globe

Date: August 4, 2013

EXHIBIT A

1.	3,907 restricted stock units granted on October 30, 2009 and scheduled to vest on October 30, 2013

2.	16,048 restricted stock units granted on July 30, 2010 and scheduled to vest on July 30, 2014

3.	2,833 restricted stock units granted on October 29, 2010 and scheduled to vest on October 29, 2013

4.	2,833 restricted stock units granted on October 29, 2010 and scheduled to vest on October 29, 2014

5.	8,284 restricted stock units granted on October 28, 2011 and scheduled to vest on October 28, 2013

6.	8,283 restricted stock units granted on October 28, 2011 and scheduled to vest on October 28, 2014

7.	8,284 restricted stock units granted on October 28, 2011 and scheduled to vest on October 28, 2015

8.	11,753 restricted stock units granted on November 6, 2012 and scheduled to vest on November 6, 2013